                                                           Exhibit No. EX-99.p.3

                         SANDS CAPITAL MANAGEMENT, INC.

                                 CODE OF ETHICS

                                                                January 31, 2005

                                  INTRODUCTION

     This Code of Ethics ("Code") is adopted by Sands Capital  Management,  Inc.
("Sands Capital Management") pursuant to Section 204A of the Investment Advisers
Act of 1940 and Rule  204A-1  thereunder,  and Section  17(j) of the  Investment
Company Act of 1940 and Rule 17j-1  thereunder,  (1) to set forth  standards  of conduct  expected  of all  personnel  (including  compliance  with  the  federal securities laws); (2) to safeguard material  nonpublic  information about client transactions;  (3) to require  supervised  persons (as defined  below) to report their personal securities  transactions,  including transactions in mutual funds managed by Sands  Capital  Management;  and (4) to require  prompt  reporting of violations of this Code.

     This Code is applicable to every  supervised  person (as defined  below) of
Sands Capital  Management,  and extends to activities both within and outside of their duties at Sands Capital Management. Every supervised person is required to read this Code carefully,  to sign and return the accompanying  acknowledgement, and to retain a copy of this Code in a readily accessible place for reference.

     Any  questions  regarding  this Code should be  directed  to Sands  Capital
Management's Chief Compliance Officer.

     1.   DEFINITIONS

     "Access person" means (i) any supervised person who has access to nonpublic
information   regarding  any  client's  purchase  or  sale  of  securities,   or
information  regarding the portfolio holdings of any Sands-Advised  Fund, or who is involved in making securities  recommendations to clients,  or who has access to such  recommendations  that are nonpublic,  and (ii) any advisory person. For this purpose, all officers and directors are presumed to be access persons.

     "Advisers Act" means the Investment  Advisers Act of 1940, as amended,  and the rules and  regulations  promulgated  thereunder by the U.S.  Securities  and
Exchange Commission.

     "Advisory person" means (i) any employee who, in connection with his or her regular  functions or duties,  makes,  participates  in, or obtains  information regarding the purchase or sale of covered securities by Sands Capital Management on behalf of a Sands-Advised  Fund, or whose  functions  relate to the making of any  recommendations  with  respect  to such  purchases  or sales;  and (ii) any natural person in a control relationship to Sands Capital Management who obtains information  concerning  recommendations  to a Sands-Advised Fund with regard to the purchase or sale of covered securities by the Sands-Advised Fund.

     "Applicable  federal securities laws" means the Securities Act of 1933, the
Sarbanes-Oxley Act of 2002, the Investment Company Act, the Investment  Advisers
Act,  Title V of the  Gramm-Leach-Bliley  Act,  and  rules  adopted  by the U.S.
Securities and Exchange Commission under any of those statutes, the Bank Secrecy
Act as it applies to registered  investment  advisers and investment  companies, and any rules adopted thereunder by the U.S.  Securities and Exchange Commission or the Department of the Treasury.

     "Beneficial  ownership" is  interpreted  in a manner  consistent  with Rule
16a-1(a)(2)  under  the  Securities  Exchange  Act  of  1934,  except  that  the determination  of  direct  or  indirect  beneficial  ownership  applies  to  all securities  that a person subject to this Code has or acquires.  (See Appendix A for more information about beneficial ownership.)

     "Chief  Compliance  Officer"  means the individual (or his or her designee)
designated   by  the  board  of   directors   as  having   the   authority   and
responsibilities  set  forth  in  this  Code;  provided,  however,  that if that individual  proposes to engage in any conduct or transaction  requiring approval or other action by the Chief Compliance  Officer,  the approval shall be granted or  other  action  shall  be  taken by such  other  individual  as the  board of directors shall designate.

     "Control"  has the meaning set forth in Section  2(a)(9) of the  Investment
Company Act. Section 2(a)(9) provides that "control" means the power to exercise a controlling  influence  over the  management or policies of a company,  unless such  power is solely  the  result of an  official  position  with the  company.
Ownership  of more than 25% of a  company's  outstanding  voting  securities  is
presumed  to  give  the  holder   control  over  the  company.   The  facts  and
circumstances of a given situation may counter this presumption.

     "Covered security" means a security as defined in Section 202(a)(18) of the
Advisers  Act or Section  2(a)(36) of the  Investment  Company Act, and includes notes,  bonds,  stocks  (including  shares  of  closed-end  funds),  convertible securities,  preferred  stock,  options on  securities,  futures on  broad-based market indices,  warrants and rights. "Covered security" also includes shares of a Sands-Advised  Fund. "Covered security" does not include direct obligations of the Government of the United States, bankers' acceptances,  bank certificates of
deposit,   commercial  paper  and  high  quality  short-term  debt  instruments, including repurchase agreements, shares issued by money market funds, and shares issued by registered  open-end  investment  companies  other than  Sands-Advised
Funds.

     "Sands-Advised  Fund" means any  investment  company  registered  under the
Investment  Company Act, or separate  investment  portfolio  of such  investment company,  for which Sands Capital  Management  serves as  investment  adviser or sub-adviser.

     "Initial public offering" means an offering of securities  registered under the  Securities  Act of 1933,  the  issuer  of  which,  immediately  before  the registration,  was not subject to the reporting  requirements of Sections 13 and
15(d) of the Securities Exchange Act of 1934.

     "Investment  Company  Act" means the  Investment  Company  Act of 1940,  as amended,  and the  rules  and  regulations  promulgated  thereunder  by the U.S.
Securities and Exchange Commission.

     "Limited offering" means an offering that is exempt from registration under the  Securities Act of 1933 pursuant to Section 4(2) or Section 4(6) or pursuant to Rule 504, Rule 505 or Rule 506 under the Securities Act of 1933.

     "Public company" means any company subject to the reporting requirements of
Section 13 or 15(d) of the Securities Exchange Act of 1934.

     "Purchase or sale of a security" includes,  among other things, the writing of an option to purchase or sell a security.

     "Supervised  person"  means any  officer,  director  or  employee  of Sands
Capital  Management.  The term also  includes  any  other  person  who  provides investment  advice on behalf of Sands Capital  Management  and is subject to the supervision and control of Sands Capital Management.

     2.   STATEMENT OF GENERAL PRINCIPLES

     Sands Capital Management and its supervised persons owe fiduciary duties to clients.  Accordingly,  Sands Capital Management's supervised persons must avoid activities,  interests  and  relationships  that might  interfere,  or appear to interfere,  with making  decisions in the best interests of clients.  Supervised persons must, at all times, observe the following general fiduciary principles:

1)   In the course of fulfilling  your duties and  responsibilities  to clients, you must at all times place the interests of clients first;

2)   You must  conduct  all of your  personal  securities  transactions  in full compliance  with this  Code and in such a manner as to avoid any  actual or potential  conflict of interest or any abuse of your  position of trust and responsibility; and

3)   You must not take inappropriate advantage of your position.

     Sands Capital  Management's  supervised persons are required to comply with applicable  federal  securities  laws and must,  at a  minimum,  adhere to these general principles as well as comply with the specific  provisions of this Code.
It bears emphasis that technical compliance with the Code will not automatically insulate  from  scrutiny  personal  trading or other  activities  that reflect a pattern of abuse of an individual's fiduciary duty owed to clients.

     3.   DUTY OF CONFIDENTIALITY

     Sands Capital  Management's  supervised  persons have the highest fiduciary obligation  not to reveal  confidential  information to any person that does not have a clear  and  compelling  need to know  such  information.  They  must keep confidential  at all  times any  nonpublic  information  they may  obtain in the course of their duties at Sands  Capital  Management,  including but not limited to:

     (i)  information  on  clients,  including  recent or  impending  securities transactions by or on behalf of clients;

     (ii) information on Sands Capital Management's  personnel,  including their pay, benefits, position level and performance ratings; and

     (iii)  information  on  Sands  Capital  Management's  business,   including
     proprietary investment strategies, technologies and business activities.

     4.   PROHIBITED TRANSACTIONS AND CONDUCT

     Fraudulent Purchases or Sales

     Supervised persons may not, directly or indirectly,  in connection with the purchase or sale of a security held or to be acquired by any client:

     (i) employ any device, scheme or artifice to defraud the client;

     (ii) make to the client any untrue  statement of a material fact or omit to state a material fact  necessary in order to make the  statements  made, in light of the circumstances under which they are made, not misleading;

     (iii) engage in any act, practice or course of business which would operate as a fraud or deceit upon the client; or

     (iv) engage in any manipulative practice with respect to the client.

     Initial Public Offering and Limited Offerings

     Supervised  persons may not,  directly or indirectly,  acquire ownership of shares of any security in an initial public offering or limited offering without first obtaining written approval of the Compliance Officer.

     Options and Short Sales

     Sands Capital Management expressly forbids the purchase, sale or writing of
options.   Supervised  persons  of  Sands  Capital  Management  may  never  sell securities "short".

     Blackout Period

     Supervised  persons may not,  directly or indirectly,  purchase or sell any
Covered  Security  on or within 10 calendar  days  before an initial  investment action decision has been made to add or eliminate a Covered  Security from Sands
Capital Large Capitalization Growth Portfolio Model.

     New Opportunities - Priority Active List

     Supervised  persons may not,  directly or indirectly,  purchase any Covered
Security on the "New Opportunities - Priority Active List" without pre-clearance from the Chief Compliance Officer.

     Short-Term Trading

     Supervised  persons may not profit from the purchase and sale,  or sale and purchase,  of a covered  security  within 30 days of  acquiring  or disposing of beneficial  ownership  of that  security.  This  prohibition  does not  apply to transactions resulting in a loss.

     Gifts

     Supervised  persons  may not accept any gift of more than de minimis  value
(currently  $300 per year) from any person or entity that does  business with or on behalf of any client.

     Directorships

     Supervised  persons may not serve on the board of  directors  of any public company  without  first  obtaining  written  approval  of the  Chief  Compliance
Officer.

     Exempt Transactions

     The prohibitions and restrictions of this Section 4 do not apply to:

     1)  purchases or sales  effected in any account  over which the  supervised person has no direct or indirect influence or control;

     2)  purchases,   sales  or  other  acquisitions  of  securities  which  are non-volitional on the part of the supervised  person,  such as purchases or sales upon  exercise  of puts or calls  written by the  supervised  person, sales from a margin  account  pursuant  to bona fide  margin  calls,  stock dividends,  stock  splits,  mergers,  consolidations,  spin-offs,  or other similar corporate reorganizations or distributions;

     3) purchases that are part of an automatic  dividend  reinvestment  plan or automatic employee stock purchase plan;

     4) purchases  effected  upon the exercise of rights  issued pro rata to all holders  of a class of its  securities,  to the  extent  such  rights  were acquired from such issuer; and

     5) acquisitions of securities through gifts or bequests.

     5.   REPORTING AND CERTIFICATION REQUIREMENTS

     All reports pursuant to this Section 5 shall be made to and reviewed by the
Chief Compliance Officer.

     Duplicate Brokerage Statements

     All  Supervised  persons are required to instruct their  broker-dealers  to
provide  duplicate   confirmations  of  all  personal  transactions  in  covered securities  effected  for any  account in which they have any direct or indirect beneficial ownership and periodic statements relating to any such account.

     Initial Holdings Reports

     No later than 10 days after becoming a supervised person,  every supervised person shall report the following information to the Chief Compliance Officer:

     (i)  the  title  and  exchange  ticker  symbol  or  CUSIP  number,  type of security,  number of shares and principal  amount (if  applicable)  of each  covered  security  in which he or she has any direct or indirect beneficial ownership; or

     (ii) in the event that the supervised person has no beneficial ownership in any covered securities,  either a statement to that effect or the word
          "None" (or similar designation); and

     (ii) the name of any  broker,  dealer  or bank with  which  the  supervised person  maintains an account in which any covered  securities are held for his or her direct or indirect benefit; and

     (iii) the date the supervised person submits the report.

     Quarterly Transactions Reports

     No  later  than 30 days  after  the end of  each  calendar  quarter,  every supervised person shall report the following information to the Chief Compliance
Officer:

     1.   With  respect  to any  transaction  during  the  quarter  in a covered security  in which the  supervised  person  has,  or by reason of such transaction acquires, any direct or indirect beneficial ownership:

          (A)  the trade date of the transaction,  the title and exchange ticker symbol or CUSIP  number,  the interest rate and maturity date (if applicable),  the number of shares and the  principal  amount (if applicable) of each covered security involved;

          (B)  the nature of the transaction (i.e., purchase,  sale or any other type of acquisition or disposition);

          (C)  the price of the covered  security at which the  transaction  was effected; and

          (E)  the name of the broker,  dealer or bank with or through which the transaction was effected; or

          (F)  in the event there were no such transactions  during the quarter, either a  statement  to that  effect or the word  "None" (or some similar designation); and

          (G)  the date the supervised person submits the report.

     2.   With respect to any account  established by the  supervised  person in which any  covered  securities  were held  during the  quarter for the direct or indirect benefit of the supervised person:

          (A)  the name of the  broker,  dealer or bank with whom the account is established; and

          (B)  the date the account was established; or

          (C)  in the event there were no such accounts  established  during the quarter, either a statement to that effect or the word "None" (or some similar designation); and

          (D)  the date the supervised person submits the report.

     Annual Holdings Reports

     Annually,  every supervised  person shall report the following  information
(which  information must be current as of a date no more than 30 days before the report is submitted) to the Chief Compliance Officer:

     (i)  the  title  and  exchange  ticker  symbol  or  CUSIP  number,  type of security,  number of shares and principal  amount (if  applicable)  of each covered security in which the supervised person has any direct or indirect beneficial ownership;

     (ii) the name of any  broker,  dealer  or bank with  which  the  supervised person  maintains an account in which any covered  securities are held for his or her direct or indirect benefit; or

     (iii)in the  event  that  he or  she  has no  beneficial  ownership  in any covered  securities,  either a  statement  to that  effect or the word
          "None" (or some similar designation); and

     (iv) the date the supervised person submits the report.

     Exceptions To Reporting Requirements

     A supervised person need not submit:

     1) any report with respect to securities  held in accounts over which he or she has no direct or indirect influence or control;

     2) a transaction report with respect to transactions effected pursuant to a program in which  regular  periodic  purchases  (or  withdrawals)  are made automatically  in  (or  from)  investment  accounts  in  accordance  with a predetermined  schedule and allocations,  including a dividend reinvestment plan;

     3) a transaction report if the report would duplicate information contained in broker trade  confirmations or account statements  received by the Chief
     Compliance  Officer  with  respect  to such  person,  so long as the  Chief
     Compliance  Officer receives the  confirmations or statements no later than
     30 days after the end of the applicable calendar quarter.

     Any report  required by this  Section 5 may  contain a  statement  that the report shall not be  construed  as an admission by the person  making the report that he or she has any direct or indirect  beneficial  ownership in the security to which the report relates.

     Annual Certifications

     All  supervised  persons shall  certify in writing to the Chief  Compliance
Officer at least annually that (i) they have read and understand,  and recognize that  they are  subject  to,  this  Code;  and (ii) they  will  comply  with the requirements of this Code,  including  reporting all information  required to be reported by this Code.

     Reporting of Code Violations

     Each supervised  person is required to notify the Chief Compliance  Officer promptly if he or she knows of any  violation of this Code.  Failure to do so is itself be a violation of this Code.  In the event that a matter  implicates  the
Chief Compliance Officer, notice of a violation may be provided to the president or another executive officer of Sands Capital Management.

     Consistent  with Sands Capital  Management's  policies,  no person or group within  Sands  Capital  Management  shall  retaliate,  nor shall  Sands  Capital
Management or any supervised person tolerate any retaliation by any other person or group within the firm,  directly or  indirectly,  against anyone who, in good faith,  reports any violation of this Code or provides  assistance to management or any other person or group,  including  any  governmental,  regulatory  or law enforcement body, investigating any violation of this Code.

     The Chief  Compliance  Officer  shall not reveal the identity of any person who  reports a violation  of this Code and who asks that his or her  identity as the person who made such report remain  confidential.  Sands Capital  Management shall not make any effort,  or tolerate  any effort made by any other  person or group,  to  ascertain  the  identity  of any  person  who  reports  a  violation anonymously,  unless (i) such  information is required to be disclosed by law or applicable  legal process or by applicable  securities or commodities  exchange, self-regulatory  organization, or other rules or regulations; or (ii) disclosure of such information,  or ascertaining such identity, is supported by a clear and compelling  interest of clients that is  sufficient  in the  particular  case to overcome an expectation of anonymity.

     6.   POLICY ON INSIDER TRADING

     Sands Capital  Management is required by applicable laws and regulations to take steps to detect, deter and punish the misuse of "inside information" by its supervised  persons.  Failure  to take such  steps  may  subject  Sands  Capital
Management and its management to civil and criminal penalties.

     Insider Trading Prohibited

     Sands  Capital  Management  expressly  forbids any  supervised  person from either  trading,  whether  personally or on behalf of Sand Capital  Management's account or on behalf of any accounts  managed by Sands  Capital  Management,  on material nonpublic information,  or communicating material nonpublic information to others in violation of federal law. This conduct is frequently referred to as
"insider trading".

     The term "insider  trading" is not defined in the federal  securities laws, but generally is used to refer to the use of material  nonpublic  information to trade in securities  (whether or not one is an "insider") and to  communications of material  nonpublic  information to others.  While the law concerning insider trading is not static,  it is generally  understood that the law prohibits:  (1)
trading by an insider while in possession of material nonpublic information; (2)
trading by a non-insider while in possession of material nonpublic  information, where the information either was disclosed to the non-insider in violation of an insider's  duty  to  keep  it  confidential  or  was  misappropriated;  and  (3)
communicating material nonpublic information to others.

     The elements of insider trading and the penalties for this unlawful conduct are discussed below. In general,  no decision or  recommendation  to purchase or sell  securities  for the account of Sands  Capital  Management,  its clients or anyone  else  may  be  based,  in  whole  or  in  part,  on  material  nonpublic information.  If after reviewing this  information  you have any questions,  you should consult the Chief Compliance Officer.

     Who is an  "Insider"?  The  concept  of  "insider"  is broad.  It  includes officers, directors and employees of Sands Capital Management. A person can also be a  "temporary  insider"  if he or  she  enters  into a  special  confidential relationship  in the conduct of Sands  Capital  Management's  affairs  and, as a result,  is given  access to  information  solely for such  purposes.  Temporary insiders of Sands Capital  Management may include,  among others,  Sands Capital
Management's attorneys,  accountants,  consultants, bankers and their employees.
Sands Capital  Management (and its employees) can become a temporary  insider of another company for which it performs investment management or other services.

     What is  "Material"  Information?  Trading on inside  information  does not involve liability unless the information is material. "Material" information, as it relates to securities  transactions,  is defined generally as information for which  there  is a  substantial  likelihood  that a  reasonable  investor  would consider it important in making his or her investment decisions,  or information that is  reasonably  certain  to have a  substantial  effect  on the  price of a company's  securities.  Events that are generally  considered  material  include changes in dividend  rates or  earnings,  stock  splits,  calls for  redemption, mergers and  acquisitions,  new contracts,  products or discoveries,  changes in debt  ratings,  tender  offers or public  offerings of  securities,  significant litigation or government investigations, and significant management changes.

     Material  information does not have to relate to a company's business.  For example,  in Carpenter v. U.S.,  108 U.S. 316 (1987),  the United States Supreme
Court  considered  as  material  certain  information  about the  contents  of a forthcoming  newspaper  column that was expected to affect the market price of a security. In that case, a reporter was found criminally liable for disclosing to others the dates that  reports on various  companies  would  appear and  whether those reports would be favorable or not.

     One type of material nonpublic information to which officers, directors and employees of Sands Capital Management sometimes have access is advance knowledge of client  securities  transactions  that may  affect  the  market  price of the securities being traded.

     What is "Nonpublic"  Information?  Information is "nonpublic"  until it has been effectively  communicated to the marketplace.  One must be able to point to some  fact to show  that the  information  is  generally  public.  For  example, information  found in a report  filed  with the  U.S.  Securities  and  Exchange
Commission,  or appearing in The Wall Street  Journal or other  publications  of general circulation, would be considered public.

     What are the  Penalties  for Insider  Trading?  Penalties for trading on or
communicating   material  nonpublic   information  are  severe,   both  for  the
individuals involved in such unlawful conduct and for their employers.  A person can be subject to some or all of the penalties  listed below,  even if he or she does  not  benefit  personally  from  the  violation.  Penalties  include  civil injunctions,  treble damages,  disgorgement of profits, jail sentences, fines of up to three times the profit gained or loss avoided (whether or not the violator actually  benefited),  fines for the employer or other controlling person of the violator  of up to the  greater of  $1,000,000  or three times the amount of the profit  gained or loss avoided,  and  temporary or permanent  loss of investment adviser registration.

     In addition to civil and criminal penalties, any violation of this Code can be  expected  to  result  in  serious  sanctions  by Sands  Capital  Management, including dismissal of the person(s) involved.

     Procedures To Implement Policy On Insider Trading

     The following procedures have been established to aid supervised persons in avoiding  insider  trading,  and to aid Sands Capital  Management in preventing, detecting and imposing  sanctions  against  insider  trading.  Every  supervised person  must  follow  these  procedures  or risk  serious  sanctions,  including dismissal,  substantial  personal liability and criminal penalties.  If you have any questions about these  procedures,  you should consult the Chief  Compliance
Officer.

     Identifying  Inside  Information.  Before  trading for  yourself or others, including accounts managed by Sands Capital  Management,  in the securities of a company about which you may have potential material nonpublic  information,  ask yourself the following questions:

     (i) Is the information material? Is this information that an investor would consider  important  in making  his or her  investment  decisions?  Is this information  that  would  substantially  affect  the  market  price  of the securities if generally disclosed?

     (ii) Is the  information  nonpublic?  To whom  has  this  information  been
     provided?  Has  the  information  been  effectively   communicated  to  the
     marketplace  by  being  published  in The  Wall  Street  Journal  or  other publications of general circulation?

If, after  consideration of the above factors,  you believe that the information is  material  and  nonpublic,  or  if  you  have  questions  as to  whether  the information is material and nonpublic, you should take the following steps:

     (i) Report the matter immediately to the Chief Compliance Officer.

     (ii)  Refrain  from  purchasing  or  selling  the  securities  on behalf of yourself or others, including accounts managed by Sands Capital Management.

     (iii) Refrain from  communicating  the information  inside or outside Sands
     Capital Management.

After the matter has been reviewed by the Chief  Compliance  Officer you will be instructed to continue the prohibitions  against trading and communications,  or you will be permitted to trade and communicate the information.

     Restrict  Access to Material  Nonpublic  Information.  Information  in your possession  that you identify as material and nonpublic may not be  communicated to  anyone,  including  persons  within  Sands  Capital  Management,  except  as otherwise provided in this Section 6. In addition,  care should be taken so that such  information  is secure.  A number of specific  steps should be considered, including:

     (i) Confidential  material within  individual  offices or secretarial areas should be kept in cabinets or drawers or  otherwise  covered.  Confidential material may not be removed from Sands Capital Management's offices without prior approval of the Chief Compliance Officer.

     (ii) Telephone  conversations  (whether or not a  speakerphone  is used) or meetings in which confidential information is discussed should be conducted in private whenever possible.

     (iii)  Confidential  information  should be  communicated  to others within
     Sands Capital Management only if they need the information to perform their duties.

     (iv)  Visitors  should not be permitted  to wander  through  Sands  Capital
     Management's offices and should be escorted to and from the reception area.

     (v)  Secretaries and  receptionists  should  generally avoid  responding to inquiries from outsiders.

     (vi) In  appropriate  cases,  code  names  should  be used in  confidential documents  being  prepared or used within the office so that parties cannot be identified. Duplication and circulation of documents containing material nonpublic information should be kept to a minimum.

     (vii) In some situations it may be appropriate to transmit documents within or outside Sands  Capital  Management in specially  marked  envelopes,  not using letterhead but designating the contents as  "Confidential"  or "To be opened by  addressee  only".  On the other  hand,  merely  identifying  the
     contents  as  confidential   may  sometimes   constitute  an  inappropriate
     disclosure. Here, as elsewhere, discretion and judgment should be used.

     Report  Insider  Trading By Others.  Sands Capital  Management's  executive officers  and  supervisory  personnel  are subject to  liability  for failure to prevent  insider trading and are required to take  appropriate  steps to prevent such violations.  Any supervised person of Sands Capital  Management who becomes aware of facts indicating past, ongoing or anticipated insider trading by others should immediately report the matter to the Chief Compliance Officer. Supervised persons should not approach or confront an individual believed to be involved in insider trading.

     Resolve Issues Concerning Insider Trading.  If, after  consideration of the explanation set forth in this Section 6, doubt remains as to whether information is material or  nonpublic,  or if there are any  unresolved  questions as to the applicability  or  interpretation  of  the  foregoing  procedures,  or as to the propriety of any action,  the matter must be discussed with the Chief Compliance
Officer before trading or communicating the information to anyone.

     7.   REPORTS TO FUND CLIENTS

     Sands Capital  Management shall furnish to the board of  directors/trustees of each  Sands-Advised  Fund,  at the  direction  and timing as dictated by such boards,  but no less  frequently  than  annually,  a  written  report  that  (i)
describes any issues affecting the Sands-Advised Fund arising under this Code or related  procedures  since  the last  report,  including,  but not  limited  to, information  about material  violations of this Code or such  procedures and the sanctions imposed;  and (ii) certifies that Sands Capital Management has adopted procedures reasonably necessary to prevent its supervised persons from violating this Code.

     8.   SANCTIONS

     Supervised  persons who violate this Code will be subject to such sanctions as deemed  necessary and  appropriate  under the  circumstances  and in the best interest  of  clients.  The range of  sanctions  include a  written  warning  or reprimand,  cancellation of trades, disgorgement of profits or sale of positions at a loss,  restriction on trading privileges,  fines,  suspension of employment without pay,  termination  of employment,  and/or  referral to regulatory or law enforcement authorities.

     9.   RECORDS

     Sands Capital  Management shall maintain such records relating to this Code of Ethics,  in the manner and as required by Rule 204-2 under the  Advisers  Act and Rule 31a-f under the  Investment  Company  Act,  and shall make such records available to the U.S.  Securities and Exchange Commission or its representatives for reasonable periodic, special or other examinations.

January 31, 2005

                                   Appendix A

                              BENEFICIAL OWNERSHIP

     As used in the Code of Ethics,  beneficial  ownership is interpreted in the same manner as it would be in determining whether a person is subject to Section
16 of the  Securities  Exchange Act of 1934,  as amended (the  "Exchange  Act"), except that the determination of such ownership applies to all securities.

     For the purposes of the Exchange Act, beneficial ownership includes:

     a.   the receipt of benefits substantially equivalent to those of ownership through  relationship,  understanding,  agreement,  contract  or other arrangements; or

     b.   the power to vest or revest such  ownership in oneself at once,  or at some future time.

Using the above definition as a broad guideline,  the ultimate  determination of beneficial  ownership will be made in light of the facts of the particular case.
Key factors are the degree of the individual's ability to exercise discretion to invest in, sell or exercise  voting rights of the  security,  and the ability of the individual to benefit from the proceeds of the security.

1.   Securities Held by Family Members

     As a general rule, a person is regarded as having beneficial ownership of a security held in the name of his or her spouse and their minor children.  In the absence of special circumstances,  these family relationships  ordinarily confer benefits substantially equivalent to ownership.

     In addition,  absent  countervailing  facts, it is expected that a security held by a relative who shares the same household as the reporting person will be reported as beneficially owned by such person.

2.   Securities Held by a Company

     Generally,  ownership  of a  security  of a  company  does  not  constitute beneficial  ownership  with  respect  to  the  holdings  of the  company  in the securities  of another  issuer.  However,  an owner of  securities  in a holding company  will be deemed to have  beneficial  ownership  in the  holdings  of the holding company where:

     (a)  the company is merely a medium through which one or several persons in a small group invest or trade in securities; and

     (b)  the company has no other substantial business.

     In such cases,  the persons who are in a position of control of the holding company are deemed to have beneficial  interest in the securities of the holding company.

3.   Securities Held in Trust

     Beneficial ownership of securities in a private trust includes:

     (a)  the  ownership of  securities as a trustee where either the trustee or members of his or her immediate  family have a vested  interest in the income or corpus of the trust;

     (b)  the ownership of a vested beneficial interest in a trust; and

     (c)  the  ownership  of  securities  as a  settlor  of a trust in which the settlor  has the  power to  revoke  the trust  without  obtaining  the consent of all the beneficiaries.

     As used in this section, the "immediate family" of a trustee means:

     (a)  a son or daughter of the trustee or a descendent of either;

     (b)  a stepson or stepdaughter of the trustee;

     (c)  the father or mother of the trustee, or an ancestor of either;

     (d)  a stepfather or stepmother of the trustee; and

     (e)  a spouse of the trustee.

     For the  purposes of  determining  whether any of the  foregoing  relations exists,  a legally adopted child of a person shall be considered a child of such person by blood.

4.   Miscellaneous Issues

     Beneficial  ownership  does not include,  however,  a person's  interest in portfolio securities held by:

     (a)  any  holding  company  registered  under the  Public  Utility  Holding
          Company Act;

     (b)  any investment company registered under the Investment Company Act;

     (c)  a pension or  retirement  plan holding  securities  of an issuer whose employees generally are the beneficiaries of the plan; and

     (d)  a business trust with over 25 beneficiaries.

     Participation  in a pension or  retirement  plan will result in  beneficial ownership of the  portfolio  securities  if plan  participants  can withdraw and trade the securities without withdrawing from the plan.

[Sands Capital Management Letterhead]

[Date]

[Firm Name]
[Address]

Re:      Employee Name
         Social Security Number

Dear Sir or Madam:

     Please be advised that the above referenced  person is an employee of Sands
     Capital  Management,  Inc.,  a  registered  investment  adviser.  We  grant permission  for  him/her  to open a  brokerage  account  with your firm and request  that  you  send  duplicate  statements  only  of  this  employee's brokerage account to:

                                   Sands Capital Management, Inc.
                                   1100 Wilson Boulevard, Suite 3050
                                   Arlington, VA 22209

                                   Attn:  Compliance Department

This request is made pursuant to Sands Capital Management's Code of Ethics.

Thank you for your cooperation.

Sincerely,

[Name]
[Title]

[Date]

[Your Broker]
[Address]

Re:      Your Name
         Your Social Security number or account number

Dear Sir or Madam:

Please be advised  that I am an employee of Sands  Capital  Management,  Inc., a registered  investment  adviser.  Please send duplicate  statements only of this brokerage account to the attention of:

                                   Sands Capital Management, Inc.
                                   1100 Wilson Boulevard, Suite 3050
                                   Arlington, VA 22209

                                   Attn:  Compliance Department

This request is made pursuant to Sands Capital Management's Code of Ethics.

Thank you for your cooperation.

Sincerely,

Robert C. Hancock
Chief Operating Officer
Sands Capital Management, Inc.

--------------------------------------------------------------------------------

PRE-CLEARANCE REQUEST FORM
--------------------------------------------------------------------------------

Name:                                                Date:

Ext #:                                               Title/Position:

--------------------------------------------------------------------------------
Transaction  Detail:  I request prior written  approval to execute the following trade:
 -------------------------------------------------------------------------------

Buy: [ ]    Sell: [ ]    Security name:            Security type:

No. of shares:           Price:           If sale, date acquired:

Held in a client account: Yes  [ ]  No  [ ] If yes, provide:

(a) the client's name:

(b)  the date client account bought or sold the security:

Initial Public Offering:            Limited Offering:

[ ]  Yes   [ ]  No                  [ ]  Yes   [ ]  No

--------------------------------------------------------------------------------
Disclosure Statement
--------------------------------------------------------------------------------

I  hereby  represent  that,  to the  best  of my  knowledge,  neither  I nor the registered  account holder: (1) have knowledge of a possible or pending purchase or sale of the above  security in any of the  portfolios for which Sands Capital
Management,  Inc.  acts as an  investment  adviser;  (2) is in possession of any material  nonpublic  information  concerning  the security to which this request relates; and (3) is engaging in any manipulative or deceptive trading activity.

I acknowledge  that if the Chief  Compliance  Officer  determines that the above trade would  contravene  Sands Capital  Management's  Code of Ethics,  the Chief
Compliance  Officer in his or her sole  discretion  has the right not to approve the trade, and I undertake to abide by his or her decision.

I  acknowledge  that  this  authorization  is valid  for a period  of three  (3)
business days.
--------------------------------------------------------------------------------

Signature:                                           Date:

--------------------------------------------------------------------------------
Chief Compliance Officer's Use Only
--------------------------------------------------------------------------------

Approved:  [ ]             Disapproved:  [ ]  Date:

By:                                           Comments:

Transaction Report Received:  Yes  [ ]  No  [ ]

--------------------------------------------------------------------------------

Note:  This  pre-clearance  will  lapse  at the  end of the day on , 20 . If you decide not to effect  the trade,  please  notify  the Chief  Compliance  Officer immediately.

                         SANDS CAPITAL MANAGEMENT, INC.

                             INITIAL HOLDINGS REPORT

Name of Reporting Person:

Date Person Became Subject to Code's Reporting Requirements:

Information in Report Dated as of:

Date Report Due:

Date Report Submitted:

Securities Holdings
----------------------- --------------------------------- --------------------------------------
Name of Issuer and                                        Principal  Amount,  Maturity Date and
Title of Security       No. of Shares (if applicable)     Interest Rate (if applicable)
----------------------- --------------------------------- --------------------------------------

----------------------- --------------------------------- --------------------------------------

----------------------- --------------------------------- --------------------------------------

----------------------- --------------------------------- --------------------------------------

----------------------- --------------------------------- --------------------------------------
If you have no securities holdings to report, please check here.  [ ]
------------------------------------------------------------------------------------------------

Securities Accounts
--------------------------------------- -----------------------------------
Name of Broker, Dealer or Bank          Name(s) on and Type of Account
--------------------------------------- -----------------------------------

--------------------------------------- -----------------------------------

--------------------------------------- -----------------------------------

--------------------------------------- -----------------------------------

If you have no securities accounts to report, please check here.  [ ]

I certify that I have included on this report all  securities  transactions  and accounts required to be reported pursuant to the Code of Ethics.

Signature:                                                    Date:

Received by:

                                          SANDS CAPITAL MANAGEMENT, INC.

                                           QUARTERLY TRANSACTIONS REPORT
                    Transaction Record of Securities Directly or Indirectly Beneficially Owned
                                       For the Quarter Ended _______________

Name:    _________________________________

Submission Date:_________________________

Securities Transactions
------------------------ ---------------------- ---------------------- ----------------------
                                                                       Principal     Amount,
                                                                       Maturity   Date   and
                         Name  of  Issuer  and  No.  of  Shares   (if  Interest   Rate   (if
Date of Transaction      Title of Security      applicable)            applicable)
------------------------ ---------------------- ---------------------- ----------------------
------------------------ ---------------------- ---------------------- ----------------------

------------------------ ---------------------- ---------------------- ----------------------
------------------------ ---------------------- ---------------------- ----------------------

------------------------ ---------------------- ---------------------- ----------------------
------------------------ ---------------------- ---------------------- ----------------------

------------------------ ---------------------- ---------------------- ----------------------
------------------------ ---------------------- ---------------------- ----------------------

------------------------ ---------------------- ---------------------- ----------------------

---------------------- ---------------------- ----------------------
                                              Name    of    Broker,
                                              Dealer     or    Bank
                                              Effecting Transaction
Type of Transaction    Price
---------------------- ---------------------- ----------------------
---------------------- ---------------------- ----------------------

---------------------- ---------------------- ----------------------
---------------------- ---------------------- ----------------------

---------------------- ---------------------- ----------------------
---------------------- ---------------------- ----------------------

---------------------- ---------------------- ----------------------
---------------------- ---------------------- ----------------------

---------------------- ---------------------- ----------------------

If you had no reportable transactions during the quarter, please check here. [ ]

Securities Accounts
If you  established an account within the quarter,  please provide the following information:

---------------------------------- ------------------------------ ---------------------------------
Name of Broker, Dealer or Bank     Date Account was Established   Name(s) on and Type of Account
---------------------------------- ------------------------------ ---------------------------------
---------------------------------- ------------------------------ ---------------------------------

---------------------------------- ------------------------------ ---------------------------------
---------------------------------- ------------------------------ ---------------------------------

---------------------------------- ------------------------------ ---------------------------------
---------------------------------- ------------------------------ ---------------------------------

---------------------------------- ------------------------------ ---------------------------------

If you did not establish a securities account during the quarter,

                         SANDS CAPITAL MANAGEMENT, INC.

                        ANNUAL SECURITIES HOLDINGS REPORT
                            As of December 31, _____

Name of Reporting Person:  _________________________________

Securities Holdings
-------------------------------------- -------------------------------- -------------------------------------
                                                                        Principal Amount, Maturity Date and
Name of Issuer and Title of Security   No. of Shares (if applicable)    Interest Rate (if applicable)
-------------------------------------- -------------------------------- -------------------------------------
-------------------------------------- -------------------------------- -------------------------------------

-------------------------------------- -------------------------------- -------------------------------------
-------------------------------------- -------------------------------- -------------------------------------

-------------------------------------- -------------------------------- -------------------------------------
-------------------------------------- -------------------------------- -------------------------------------

-------------------------------------- -------------------------------- -------------------------------------
-------------------------------------- -------------------------------- -------------------------------------

-------------------------------------- -------------------------------- -------------------------------------

If you had no securities holdings to report this year, please check her

Securities Accounts
------------------------------- ----------------------------- ---------------------------------
Name of Broker, Dealer or Bank  Date Account was Established  Name(s) on and Type of Account
------------------------------- ----------------------------- ---------------------------------
------------------------------- ----------------------------- ---------------------------------

------------------------------- ----------------------------- ---------------------------------
------------------------------- ----------------------------- ---------------------------------

------------------------------- ----------------------------- ---------------------------------
------------------------------- ----------------------------- ---------------------------------

------------------------------- ----------------------------- ---------------------------------

If you had no securities accounts to report this year, please

I  certify  that the above  list is an  accurate  and  complete  listing  of all securities in which I have a direct or indirect beneficial interest.

_________________________________           _________________________________
Signature                                                     Received by

_________________________________
Date

Note:  Do  not  report  holdings  of  U.S.   government   securities,   bankers'
acceptances,  certificates  of deposit,  commercial  paper and mutual  funds for which  Sands  Capital  Management  does  not  serve  as  investment  adviser  or sub-adviser.

                         SANDS CAPITAL MANAGEMENT, INC.

                                 CODE OF ETHICS

                           TO: Compliance Department

FROM (Please Print):

DATE:

SUBJECT:                   Annual Compliance Certification

1.   I hereby acknowledge receipt of a copy of the Code of Ethics.

2.   I have read and  understand  the Code of  Ethics  and  recognize  that I am subject to it.

3.   I hereby declare that I have complied with the terms of the Code of Ethics.

Signature:        _________________________________

Received by:      _________________________________
                  Chief Compliance Officer

Date:             _________________________________